UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2018 (January 8, 2018)

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Members of Humana Inc.’s senior management team will be meeting with investors and analysts at an industry conference and various other meetings between January 9, 2018 and January 22, 2018. During the conference and meetings, the company intends to address its prospects and performance. The Company will not opine on any financial results or expectations for 2017 or 2018 at the meetings beyond those listed below since it is in the process of closing its books for 2017. The date and time of these presentations to investors are available via the Investor Relations calendar of events on Humana’s web site at www.humana.com, and the Company’s presentation during the conference is expected to be webcast.

Medicare Advantage and Stand-alone Prescription Drug Plans (“PDP”) Enrollment

Based on actual annual enrollment period (AEP) results, the Company is revising its net membership growth estimate for its individual Medicare Advantage products for the year ended December 31, 2018 to 180,000 to 200,000 members, compared to its initial estimate of 150,000 to 180,000 members. The revised membership estimate represents expected net membership gains of 6 percent to 7 percent above the year ended December 31, 2017 membership level of approximately 2.86 million members. The improved estimates are primarily attributable to higher than forecasted retention of existing members during AEP as well as higher than anticipated sales.

The Company is also reiterating its expectations for group Medicare Advantage net membership gains for the same period of 65,000 to 70,000 members, or 15 percent to 16 percent above the year ended December 31, 2017 membership level of approximately 441,000 members. The improved estimate, as compared to the Company’s initial commentary of low double digit growth on a percentage basis, is primarily due to increased sales in the Company’s existing group Medicare Advantage accounts.

For PDP, the Company estimates a net membership decline of 280,000 to 320,000 members for the year ended December 31, 2018. The membership estimate represents a decline of 5 percent to 6 percent from the year ended December 31, 2017 membership level of approximately 5.3 million members. The net decline is primarily attributable to the loss of auto assign members in Florida and South Carolina due to pricing over the CMS low income benchmark and continued membership declines in its Enhanced Plan. In addition, growth in the Company’s co-branded Walmart plan will be significantly lower than historical levels due to the introduction of additional low-priced competitor offerings in many regions.

Full Year 2017 Adjusted EPS Guidance

For the year ended December 31, 2017, Humana’s management expects to reaffirm Adjusted diluted earnings per common share (“EPS”) of approximately $11.60, and provide updated GAAP guidance of approximately $16.44 EPS, including the estimated impact of the tax reform legislation enacted on December 22, 2017 (the “Tax Reform Legislation”).

The Tax Reform Legislation significantly revises the U.S. corporate income tax by, among other things, lowering corporate income tax rates beginning in 2018.

The Company estimates, based on currently available information, that the enactment of the Tax Reform Legislation will result in a reduction of approximately $160 million in the Company’s after-tax earnings for the fourth quarter and year ended December 31, 2017 due to the remeasurement of U.S. deferred tax assets at lower enacted corporate tax rates. This one-time non-cash charge will be excluded from Adjusted EPS.

The impact of the Tax Reform Legislation may differ materially from this estimate due to, among other things, changes in interpretations and assumptions the Company has made, guidance that may be issued as a result of the Tax Reform Legislation, and any impact resulting from the completion of the process of closing the Company’s books for 2017.

The Company has included Adjusted EPS in this current report, a financial measure that is not in accordance with GAAP. Management believes that this measure, when presented in conjunction with the comparable measure of GAAP EPS, is useful to both management and its investors in analyzing the Company’s ongoing business and operating performance. Consequently, management uses Adjusted EPS as an indicator of the Company’s business performance, as well as for operational planning and decision making purposes. Adjusted EPS should be considered in addition to, but not as a substitute for, or superior to, GAAP EPS. A reconciliation of Adjusted EPS to GAAP EPS follows:

Diluted earnings per common share	FY17 Guidance
GAAP	Approx. $16.44
Net (gain) expenses associated with the terminated merger agreement (for FY17, primarily the break-up fee)	(4.35)
Amortization of identifiable intangibles	0.31
Beneficial effect of lower effective tax rate in light of pricing and benefit design assumptions associated with the 2017 temporary suspension of the non-deductible health insurance industry fee; excludes Individual Commercial business impact	(2.15)
Guaranty fund assessment expense to support the policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company)	0.24
Operating results associated with the Individual Commercial business given the company’s exit on January 1, 2018 as previously disclosed	(0.64)
Charges associated with voluntary and involuntary workforce reduction programs	0.57
Costs associated with early retirement of debt in the fourth quarter of 2017	0.08
Impact of re-measurement of deferred tax assets at lower corporate tax rates under the Tax Reform Legislation	1.10
Adjusted (non-GAAP) – FY17 projected	Approx. $11.60

The Company plans to host a conference call and announce its financial results for the fourth quarter and year ended December 31, 2017 and provide detailed financial guidance for the year ended December 31, 2018, on Wednesday, February 7, 2018.

Cautionary Statement

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, generally including the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions that are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the Company’s SEC filings.

Forward-looking statements include statements regarding the estimated impact of the Tax Reform Legislation on the Company’s earnings for the fourth quarter and year ending December 31, 2017. These forward-looking statements consist of preliminary estimates, are based on currently available information, as well as our current interpretations, assumptions and expectations relating to the Tax Reform Legislation, and are subject to change, possibly materially, as the Company closes its books for 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Cynthia H. Zipperle
Cynthia H. Zipperle
Vice President, Chief Accounting
Officer and Controller

Dated: January 8, 2018